Exhibit 99
TITAN INTERNATIONAL, INC. ANNOUNCES THAT GOLDMAN, SACHS & CO. HAS BEEN ENGAGED AS FINANCIAL ADVISOR IN CONNECTION WITH A POSSIBLE SALE OF TITAN’S SUBSIDIARY ITALTRACTOR ITM S.p.A.

QUINCY, Ill--Titan International, Inc. (NYSE: TWI)
April 28, 2016

Contact: Todd Shoot, IR contact
todd.shoot@titan-intl.com; 217-221-4416

Titan International, Inc. (the “Company”) previously announced that a Special Committee of its Board of Directors (the “Committee”) has been formed to review and analyze the issues relating to the possible sale of Italtractor ITM S.p.A. (“ITM”), one of the Company’s subsidiaries that designs and produces steel track and undercarriages for the construction, mining and agricultural markets, and that the Committee intended to engage a financial advisor to assist it in carrying out its responsibilities.

On April 25, 2016, the Committee engaged Goldman, Sachs & Co. as financial advisor in connection with the possible sale of ITM.

The Company does not currently intend to comment further on any possible sale or other transaction involving ITM unless and until a transaction is agreed upon or possible discussions are discontinued, and specifically disclaims any obligation to provide further updates to the market, except as specifically required by any applicable securities law or regulation.

The Company cannot predict whether or when any sale or other transaction involving ITM will occur.

Safe harbor statement:

Certain statements and information in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “would,” “could,” “outlook,” “potential,” “may,” “will” and other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results and trends to differ materially from those made, projected, or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors including, but not limited to risk factors as detailed in Titan International, Inc.’s periodic filings with the Securities and Exchange Commission, including the annual report on Form 10-K for the year ended December 31, 2015. The Company cautions that any forward-looking statements included in this press release are subject to a number of risks and uncertainties and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

Company description: Titan International, Inc. (NYSE: TWI), a holding company, owns subsidiaries that supply wheels, tires, assemblies and undercarriage products for off-highway equipment used in agricultural, earthmoving/construction and consumer applications.